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                                                                   EXHIBIT 10.25

                          DISTRIBUTION AND FULFILLMENT
                               SERVICES AGREEMMNT

     This agreement is made and entered into as of this 5th day of February, 1999 (the "Effective Date") by and between Macmillan Distribution, Macmillan Digital Publishing USA, a division of Pearson p1c., with offices at 201 West 103rd Street, Indianapolis, IN 46290 ("MD") and Sound Source Interactive, a Delaware corporation with offices at 26115 Mureau Road, Suite B. Calabasas, CA 91302 ("Company").

     WHEREAS, MD is in the business of. among other things, distributing software products;

     WHEREAS, Company is in the business of developing and publishing software products for interactive media and Company desires to grant to MD the right to distribute its products;

     WHEREAS, MD desires to distribute for Company its Licensed Products.

     NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which
          -----
is hereby acknowledged, MD and Company agree as follows:

1.  Certain Definitions.

    1.1 "Licensed Products" means those SKU's of software products described in Schedule A
         (as such Schedule A shall be updated from time to time as set forth in Paragraph 7 hereof), including related end-user documentation and manuals, and such other artwork.. promotional and other materials prepared by Company and included in such software products, and provided to MD hereunder.

    1.2 "SKU" means a version of a Licensed Product designed for DOS, WINDOWS, Macintosh and am, other software or electronic versions (limited to CD-ROM, not withstanding MD shall have right of first refusal for DVD ROM)
                                             -----
         of such Licensed Products. including without limitation versions designed for set-top boxes and downloadable upgrades.

    1.3 "Gross Revenue" means the actual amount billed by MD when converted into U.S. dollars for Licensed Products shipped by MD (exclusive of freight, insurance and taxes).

    1.4 "Territory" means North America (including its territories and possessions). "Additional Territory" means the world, excluding the Territory.

    1.5 "Returns Credit"means the amount credited or refunded by MD when converted into U.S. dollars for actual returns of Licensed Product.

   1.6 "Launch" means the sales process and effort associated with the distribution of an SKU, within sixty (60) days of a pre-determined release date for such SKU.

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    1.7  "All Markets" means the following accounts; Office Superstores,
         Computer Superstores, Mall Electronic Stores, (such as Electronic Boutique and Babbages) Bookstores, Electronic Retail Outlets, General Merchandise Discounters (such as Wal*Mart, Target etc.) with the exception of TJ Max, Ross, Avon and Marshalls, Wholesaler Clubs, (such as Costco and Sams Club) Toy Stores, Wholesalers Books, (Such as Inc-
                                                                          ----
         Tam and Baker and Taylor) ) Wholesale Software, (Such as Navarre and
         ---
         Merisel) On-line retailers, (Such as Amazon.com and Shopping.com) Software Clubs, (excluding Family Software and Software of the Month
         Club) Book Clubs, Video Clubs and Military Retail Stores

    1.8 "Non-Exclusive Channels" includes the following but is not limited to; The direct-to-consumer programs such as direct mail, telemarketing
                                --------
         (such as 800 number sales), in-box coupon fulfillment and infomercials, OEM sales, "soft bundles" of the Licensed Products -with non-software products designed to generate a secondary market for the Licensed Products, and non-traditional channels such as grocery stores.
                                                        -------

    1.9 "Studio Licensor" shall mean a movie studio or other entertainment company that has licensed to Company the primary content on which certain Licensed Products may be substantially based and, in addition, may have granted to Company and its designee the right to use its name. logo and trademark in connection with such Licensed Product.

2.  Grant of Rights/Services.

    2.1  Distribution. Company hereby grants to MD the exclusive right to sell,
         -------------                                           -----
         distribute and provide inventory. warehousing and fulfillment sen,1ces for Company's Licensed Products, in All Markets in the Territory except the Non-Exclusive Channels. The parties acknowledge and agree that the Company may from time to time throughout the Term grant to MD: (a) the non-exclusive right to distribute and provide inventory, warehousing and fulfillment services for any or all of the Licensed Products in the Non-Exclusive Channels in the Territory- and (b) the exclusive or non-exclusive right to distribute and provide inventory, Warehousing and
                   ------
         fulfillment services for any or all of the Licensed Products, in all or certain markets, in the Additional Territory. In addition, the parties agree to consult with each other with respect to their solicitation of sales in the Non-Exclusive Channels.

    2.2  Trademark License.

         a) Subject to the terms of this Agreement, Company hereby grants to MD the non-exclusive Tight to use the name and logo of Company and the applicable trademarks of Company alone or in conjunction with MD's name, logo and marks in connection with the distribution of
                         ----
              the Licensed Products. Company shall have prior approval of materials incorporating the name, logo or trademark of Company, such approval not to be unreasonably withbeld or delayed. A failure by Company to respond to MID in writing within five (5) business days of Company's receipt of

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              material incorporating its name.. logo or trademark shall
              constitute Company's approval of such material (as pertains to the Company only and notwithstanding the applicability of subparagraph
              (b) below) submitted to by MD.

         b) The parties understand that, in some instances, Company may have the right to include in certain marketing, packaging, promotion,
                                              ----------
              advertising, sales and distribution materials the name, logos and trademarks of Company's Studio Licensors. In connection therewith. Company hereby grants to MD the non-exclusive right to use the name and lo2o of such Studio Licensors alone or in conjunction with MD's and/or Company's 3-larrie, logo and marks in connection with the distribution of Licensed Products. Company shall inform MD of its rights With respect to the name, logo and trademarks of its Studio Licensors and any requirements pertaining to Studio Licensor approval of such materials. In all cases in which MID submits such materials to Company for approval, Company will inform MD that it has received such materials within twenty-four
              (24) hours of receipt and AU use best efforts to expedite and gain such Studio Licensor approval within ten (10) business days of company's receipt of materials incorporating licensors name, logo or trademark. At a minimum, Company shall respond to MD in writing within ten (10) business days of Company's receipt of material incorporating third-party names, 1020S or trademarks to advise MID of the status of such Studio Licensor approval.


3.   Obligations of MD.

     3.1  Marketing and Promotion. IMD shall use commerically reasonable efforts
          -------------------------
          to actively promote and sell the Licensed Products. MID shall consult 'With COMPANY on a periodic basis regarding sales and marketing opportunities for the Licensed Products, provided that final decisions regarding such advertising and promotion practices shall remain at MD's discretion. Subject to the prior consent of COMPANY. which shall not be unreasonably withheld or delayed, y NO shall in its discretion include Licensed Products in NO sales and marketing literature at MD's expense.

     3.2 Further, subject to the prior consent of COMPANY, which shall not be unreasonably, withheld or delayed, MD shall in its discretion include Licensed Products in direct mail materials, retail and consumer promotion materials, advertising materials. public relations efforts. telemarketing programs and trade shows as MD deems appropriate to effectively carry out the terms of this Agreement, and all the costs of including Licensed Products in such materials, efforts. programs and trade shows shall be borne by COMPANY.

    3.3 Books and Records: Audit Rights. MD shall maintain and retain complete and accurate books and records relating to any obligation assumed by MD under this Agreement, for a period of not less than two (2) years following expiration or termination of this agreement. Company. or its designee through the use of a certified public accountant, upon two
          (2) weeks prior notice and during business hours, shall have the right
                                                                           -----
          once a year during the Term of this Agreement and for one (1) year following the expiration or termination of this Agreement to inspect and examine and make copies of such books, records, and correspondence, as Company may deem appropriate to determine the accuracy of accountings and reports made pursuant to this Agreement. All accountings and reports rendered by NO under this A2reement shall be deemed binding on Company unless objected to in writing by Company:, within one (1) year of the statement's being rendered.

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     3.4  Solicitation and Shipment of Orders. With respect to MD's distribution rights hereunder. NO shall have the sole Tight and obligation to solicit orders.. prepare shipping documents, manage transportation of the Licensed Products, including shipping copies thereof., receive and
                                           --------
          process returns of the Licensed Products, bill all orders at discounts and on such terms as are in accordance with standard MID terms and conditions and practice, and collect all invoices.

     3.5  Delivery of Licensed Products. Subject to Section 4.7, Company shall
          -------------------------------
          deliver from time to time copies of the Licensed Products f.o.b. MD's warehouse in quantities and on dates mutually agreeable to the parties and as necessary for MD to perform properly hereunder. Company shall assume all risk of loss or damage to such Licensed Products until delivered to and accepted by MD. The freight for shipping copies of such Licensed copies to MD's warehouse facility or other designated warehouse facilities shall be the responsibility of Company. All freight costs associated with the fulfillment of all Licensed Products
          -------
          to retailers and distributors shall be borne by Company. MD shall not make any changes or alterations to the Licensed Products delivered to
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          it by Company.

4.   Obligations of Company.

     Company represents to MD that it is or intends to be the developer or publisher of the Licensed Products. Company acknowledges that MD is assuming no
                                                                    --------
responsibilities for any obligations With respect to the Licensed Products except such as are expressly set forth in this Agreement. Company, farther represents. covenants and agrees as follows:

     4.1 Packaging. Company shall be responsible for manufacturing of all packaging and associated materials for the Licensed Products.

     4.2  Product and Packaging Design. All Licensed Products will be legibly
          ------------------------------
          marked on the outside as to machine, medium and other operating requirements such as memory, and AU be marked clearly either on the outside or within the packaging to indicate that Company is solely responsible for customer support and for any warranties with respect to such Licensed Products. Company shall place on all packaging information for the Licensed Products delivered to MD hereunder such bar code information, I.S.B.-INT. numbers or other data as MI) has requested as desirable to customers of the Licensed Products. In addition, Company shall place the following designation on all Licensed Products distributed hereunder beginning with The Land Before Time Preschool Adventure, that have not been previously distributed and on all reprints of existing Licensed Products, in a typeface
                                 --------
          consistent with the other packaging descriptive copy and in no event smaller than I 0-point typeface: "Distributed by Macmillan Distribution".

     4.3  Product Maintenance. Company will inform MD Promptly of any known
          --------------------
          defects or operational errors in the Licensed Products. If such material defects or operational errors result in a substantial reworking of MD's existing inventory, Company shall bear the reasonable labor and material costs for such handling at a cost to be mutually agreed upon by the parties.

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     4.4  Product Changes. Company shall use it best efforts to give MD a
          -----------------
          minimum of forty five (45) days prior written notice of any changes in the Licensed Products, including, without limitation, any decision to discontinue or materially enhance any Licensed Product.

     4.5  Technical Support . Company shall be solely responsible for 0 customer
          ------------------
          and technical support in connection with the Licensed Products ("Technical Support Services"). Company shall provide Technical Support Services at least as comprehensive as that which Company customarily provides for other software products made by it. Such Technical Support Services provided by Company shall include. at a minimum. making available a representative of Company or of the Licensed Product's developer to answer questions regarding the
                                                           ----------
          Licensed Product during normal business hours.

    4.6   Marketing Support. Company hereby agrees to all standard CO-OP
          ------------------
          Practices of accounts covered by this agreement as outlined in Schedule E. Company will also provide MD with reasonable cooperation and support in MD's efforts hereunder, including without limitation setting up an adequate pool of funds to ensure that it can accommodate
          --------
          cooperative advertising and other promotional expenses to support the Licensed Products. 'N[D agrees to discuss and obtain approval of all marketing co-op initiatives above and beyond Schedule with the Vice President of Sales of Company, or any other individual designated by the Chief Executive Officer of Company.

    4.7   Purchase Orders. Company shall be solely responsible for maintaining
          ----------------
          inventory levels and shall use reasonable best efforts to maintain inventory levels of the Licensed Products at the MD warehouse (or that of its designee) sufficient to process Company's purchase orders for the Licensed Products within three (3) working days of receipt of the order.

    4.8   Insurance. During the Term of this Agreement, each party shall at all
          ----------
          times maintain at its own cost the following minimum insurance coverage in a form reasonably acceptable to the other and, upon the request of the other, shall furnish certificates evidencing such insurance: (i) comprehensive general liability insurance with a combined single limit of at least One-Half Million Dollars (S500,000): and (Iii) any other insurance coverage which the parties consider necessary, or appropriate under the circumstances in the event there are claims against any existing insurance policy with respect to the
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          Licensed Products.

    4.9   Distribution Outside of this Agreement. Company shall have full
          ---------------------------------------
          responsibility for all aspects of its products distributed by anyone other than MD (whether prior to or as expressly permitted by this Agreement). Such responsibility shall include, without limitation, the financial and administrative burden of distribution and return of such product. 'Without limiting the foregoing, Company agrees that, upon execution of this Agreement it will provide MD with a best-estimate of the inventory of the Licensed Products in wholesale and retail accounts or otherwise f manufactured but not sold. In addition, Company shall notify all resellers that NO shall be its authorized distributor

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

          as set forth in this Agreement, and shall designate itself or another entity responsible for all product distributed prior to the Effective Date of this Agreement or outside of this Agreement and make all other reasonable efforts necessary to ensure that distribution/ return of such products does not impair or conflict in any way with the rights granted to MD hereunder.

5.   Damaged Products; Returns; Inventory.

     5.1  Damaged Products. Copies of the Licensed Products in MD's inventory
          -----------------
          which are not in salable condition (as determined by MD in accordance with its standard terms and conditions and practice) shall.. at Company's election to be exercised within thirty (30) days of MD's request thereof, be returned to Company at Company's cost and expense (and pursuant to its shipping instructions), sold as damaged merchandise by Company7 . or destroyed at Company's sole cost and expense. Company shall be entitled to physically inspect the Licensed Products within the thirty (30) day period prior to making such election. Upon the failure of Company to provide instructions to MD within thirty (30) days following receipt of MD's notIce,N4D shall return such inventory to Company at Company's sole cost and expense. NO shall follow the same policies and practices regarding returned and/or dama2ed Licensed Products as it does for its own products and/or its other distributed lines. The distribution fees payable by Company to NO on any sale of the Licensed Products as damaged merchandise hereunder shall be based upon the mutual agreement of the parties, and any proceeds of such sale shall be paid to Company in accordance with the terms hereof.

     5.2  Returns. MD shall send a \written notification (email, fax) to the
          --------
          designated Company representative of MD's acceptance of any one single return in excess of two hundred and fifty, (250) units of Licensed product. This notification shall be sent to NO within three (3) business days of acceptance of an RA from one of MD's customers. Company \),ill make its best effort to respond to that request (email fax) within three (3) business days. MD reserves the right to
                                                               ------
          process a return in the event that the Company does not respond within the period of time set forth in this agreement [three (3) business days). Company shall pay the cost of freight on all returns of Licensed Products if freight would not otherwise be paid by the party returning such Licensed Products. Company shall be solely responsible for all deductions for returns taken by customers of the Licensed Products and for resolving any disputes regarding such returns. MD shall not be responsible for resolving any disputes regarding any returns taken by customers.

     5.3  Inventory  The inventory of Licensed Products and materials supplied
          ---------
          by Company shall belong exclusively to Company. Company may remove such inventory of Licensed Products from MD's warehouse at its 0,Am expense and as it sees fit, subject to Company's obligations under this Agreement. Except for copies of the Licensed Products received by NO in damaged or otherwise non salable condition, MD shall assume all risk of loss or damage, up to the per unit manufacturing cost, for all
                          -------
          copies of the Licensed Products in its custody and
          control, provided that MD shall not be responsible for (i) any Licensed Products returned in a hurt condition, or (ii) inventory shrinkage that does not exceed 1.5% of the units inventoried (including returns in inventory), it being understood that MD shall
                                               -----
          perform a physical inventor), of the Licensed Products in its %warehouse at the end of the initial Term of this Agreement and annually thereafter for so long as this Agreement remains in effect in order to determine the level of inventory shrinkage.

6.   Payment.

     6.1  Compensation- In consideration for the performance of the
          -------------
          distribution, services performed by MD hereunder. ' D shall be ~A7ajehousina and fulfillment s . MD entitled monthly to a Distribution Fee (as defined in Schedule C hereto) and to a warehousing fee ("Warehousing- Fee"), which Warehousing Fee shall be equal to the sum of twenty-five cents ($.25) per unit of Licensed
                                                ------
          Product shipped by MD or its agents during such month plus forty cents
                                       ------
          ($.40) per unit of Licensed Product returned during such month. At the time specified in Paragraph 6.2 below, MD shall pay Company a Monthly Payment, which shall be an amount equal to Gross Revenue less: (i) the Distribution Fee, (ii) the Warehousing Fee, and (iii) the Authorized Deductions (as defined in Schedule C hereto). Cancellations of orders are not subject to Distribution or Warehousing Fee's. Drop Shipments direct to MD customers that do not enter MD's warehouse are not subject to Warehousing Fees.

     6.2  Payment/Statements. 'Within seven (7) business days of the end of each
          ------------------
          month. shall issue to Company a report of Gross Revenue for the Licensed Products. In addition. within fifteen (15) business days of the end of each month, MD shall issue to Company a statement of Gross Revenues for the Licensed Products for such month, as -well as an), other charges or payments due under this Agreement, substantially in the form of Schedule B hereto. The statement shall include the number of copies of each of the Licensed Products shipped during the month, the number of actual returns during the month, the amount of the reserve for returns, the manner in which past reserves have been applied, and an itemized listing of any other charges and fees charged to Company pursuant to the terms hereof in connection with such shipments.

          Within sixty (60) business days after it renders such statement, MD shall pay to Company the amounts set forth in Paragraph 6.1 above by issuing a check to Company or, to the extent commercially feasible, by directly depositing such amount in Company's bank account, as specified by Company in writing in advance. In the event that the Distribution Fee, the Warehousing Fee and/or the Authorized Deductions in any given month exceed the Monthly Payment for such month, MD shall issue an invoice to Company-for the-amount of such excess within fifteen (15) business days of the end of such month, which invoice shall be payable within sixty (60) days of receipt of such invoice by Company and shall be payable by issuing a check to MD or, to the extent commercially feasible, by directly depositing such amount in MD's bank account, as specified by MD in writing in advance.

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     6.3  Return Reserve. MD shall maintain a reserve against customer returns
          ---------------
          ("Return Reserve") equal to the amount set forth on Schedule C. MD shall perform periodic return reserve reconciliation reports in order to maintain the proper reserve balance, as determined in consultation with Company. MD shall refund any return reserve overages in a timely and appropriate manner, as is mutually agreed by the parties. In addition, three (3) months after expiration or termination of this Agreement (except as otherwise provided in Paragraph 9.3), MD shall refund any balance remaining in this reserve unless MD is made aware of upcoming returns that would be in excess of the return reserve balance, in which case MI) w0tld retain the reserve in order to cover the cost of such returns. MD reserves the right upon approval from Company (which will not be unreasonably withheld or delayed) to retain a return reserve greater than the amount set forth on Schedule C in
                           --------
          such case that MD is made aware of upcoming returns that would be in excess of the return reserve balance.

     6.4  Demonstration./Promotional Copies.  No payments shall be owing to
          ----------------------------------
          Company, nor shall MD be entitled to a Distribution Fee, in connection with Products furnished on a so-called "no charge" basis (not to exceed 500 units per sku without written consent of Company) to distributors, sub-distributors, dealers and others for demonstration and promotion purposes. Any Licensed Products furnished for demonstration and promotion purposes shall be done so in a reasonable and customary manner and only to promote Company products.

     6.5  Price Protection/Stock Balancing. If MD decides to issue price
          ---------------------------------
          protection credits (all price protection/stock-balancing actions must meet with prior COMPANY approval which shall not be unreasonably withheld or delayed), the credits to be reimbursed shall be based on-the difference-between the new price and the former price for the portion of units distributed by MD which remain as unsold inventory of MD's customers on the effective date of the price protection/stock balancing action.

          In connection with granting such price protection credits to its customers, MD shall (i) give a good faith estimate of the inventory of its customers (based upon documentation supplied by such customers) and base its refund or credit on such estimate, and (~) update such estimate on a periodic basis as it receives information from its customers and (iii) process claims for price protection at any time subsequent to a price protection/stock balancing action. MD shall make reasonable efforts minimize the impact of such price protection credits.

7.   Future Licensed Products.

     Company shall grant to MD, as set forth in Paragraph 2.1 hereof, the right to distribute any and all other SKU products that Company develops. publishes or for which Company gains distribution Tights (whether due to expiration of a
                                     ------
previous grant of distribution rights or otherwise) throughout the Term of this
         -----
Agreement unless either (1) its contractual obligations as of the Effective Date do not so permit, (ii) such product is developed jointly with or under license to or with a Studio Licensor or another party that provides distribution services itself (which in no event shall be more than four (4) products per year), Or (iii) the parties otherwise agree in writing not to include such product as a Licensed Product hereunder. Schedule A shall be amended to include all such additional products as Licensed Products hereunder, and MD's distribution of such new Licensed Products shall be governed by the terms of this Agreement. In

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addition, Company shall inform '.MD of those products that fall within the exceptions (i) - (iii) above and which, according]y, shall not be Licensed Products hereunder.

8.   Product Returns.

     8.1  Defective Product. Company will inform MD and MD will inform Company
          -------------------
          promptly of any known defects or errors in the Licensed Products. Company. at its option, will repair or replace, at no charge to MD,
                                                                ------
          all Licensed Products that are considered to be materially defective or to contain material errors in the reasonable discretion of Company, MD and MD's distributors and dealers. For purposes of this Agreement material software defects and errors shall include, but not be limited to: Licensed Products, when properly used in accordance with Company's documentation, that do not operate in substantial conformity with the description of the Licensed Products set forth in the documentation accompanying the Licensed Products; Licensed Products, packaging or accompanying documentation destroyed during shipment and defective stickering during retail. Company will pay any and all out-of-pocket expenses associated with correcting the material defects or error, including the cost of delivering modified product, plus a reasonable handling fee for such labor as may be necessary to process and handle such defects; provided, however, that respect to Licensed Product, packaging or documentation destroyed during shipment, Company's
          ---------
          payment obligations as set forth in this Paragraph 8.1 shall be offset by the amount of payment or other compensation received by MD, if any, from any shippers or their insurers with respect to such damaged Licensed Products.

          If Company refuses to make necessary corrections, then, without limiting and remedies of MD or obligations of Company hereunder, MD shall have the right to withdraw the specific Licensed Products from sale and Company shall reimburse MD for any actual and direct costs associated with such withdrawal.

9.   Term and Termination.

     9.1  Term. The term (the "Term") of this Agreement shall commence on the
          -----
          Effective Date and shall continue until January 31, 2001. Thereafter, this Agreement shall be renewable only upon mutual --A7irten consent of both parties.

     9.2  Termination.
          ------------

          (a)  Termination Without Cause. Either part), may terminate this
               --------------------------
               Agreement without cause upon ninety (90) days prior written notice to the other party.

          (b) Termination With Cause. Upon breach of a material obligation hereunder by either party, the other part), may make written notice of such material breach. If, after fifteen (15) days from notice of such breach, the party in breach has failed to cure such breach, the party having given notice may terminate the Agreement.

          (c) In addition, either part), may, at its option, immediately terminate this Agreement without liability -upon occurrence of any of the following events: if the other party has a receiver appointed for it or its property: becomes insolvent or unable to pay its debts as they mature, or makes an assignment for the benefit of its creditors; seeks relief or if proceedings are commenced against MD or on its behalf under an), bankruptcy, insolvency or debtor's relief law, and such proceedings have not been vacated or set aside within sixty (60) days from the date of commencement thereof, or is liquidated or dissolved.

     9.3  Effect of Termination. The following provisions shall be in effect
          ----------------------
          upon the effective date of the termination of expiration of this
          Agreement:

          (a)  MD shall discontinue distribution of the Licensed Products.

          (b) As soon as feasible after the effective date of termination or expiration of this Agreement. MD will cease the use of any forms. Promotional materials, or advertising referring to any titles of the Licensed Products or to Company or any of its trademarks and service marks.

          (c) MD shall immediately f6m,ard to Company any and all unfilled orders for the Licensed Products then in hand.

          (d) Company shall be free to sell the Licensed Products to customers by any means and by its own personnel or through any other distributor.

          (e) Each party's obligation to pay the other party for any amounts which have become due shall continue.

          (f) For a period of two (2) months after expiration or termination of this Agreement (the "Returns Processing, Grace Period"), MD shall continue to receive and process returns, to render receiving reports and credits in accordance with its usual practices and to render required statements and reports. After the end of the Returns Processing Grace Period, MD shall have no responsibility for processing returns. At that time Company shall be responsible for processing all returns and shall reimburse customers of the Licensed Products for all such returns.

          (g) Upon expiration of this Agreement. MD may withhold amounts otherwise due under this Agreement until the final accounting settlement, ,which shall be rendered one (1) month after the end of the Returns Processing Grace Period: provided, however, that MD shall continue 10 Tender Its month.]y statements to Company during, the period from expiration through the end of returns processing.

          (h) In the event of termination of this Agreement by MD due to material breach by Company, MD will withhold amounts otherwise due under this Agreement upon notice of termination until the final accounting settlement, which shall be issued three (3) months after the end of the Returns Processing Grace Period.

          (i) In the event of termination by Company due to material breach by MD, MD shall not be entitled to withhold amounts otherwise due hereunder and shall continue to render statements and accountings, along with payments to Company. for all sales and support activity through the month of termination, with the final accounting settlement to be issued one (1) month after the end of the Returns Processing Grace Period.

          (j) If Company contracts with a new distributor who will begin accepting returns immediately after the effective date of expiration or termination, MD shall not withhold monies under subparagraphs (g) and (h) above. In such event, MD shall continue to issue accountings and payments due in accordance with the terms of this Agreement for all sales and support activity through the month of expiration or termination, with a final accounting- to be issued three (3) months after the end of the Returns Processing Grace Period.

          (k) During the last month of the term of this Agreement, Company shall instruct MD in writing as to the disposition of inventory (including inventory received during the Returns Processing Grace Period), and shall pay any crating or shipping expenses attendant thereto at MD's cost. MD shall receive full credit in accordance with Company's written instructions. Upon the failure of Company to provide such instructions, MD shall return such inventory to Company at Company's sole cost and expense. In the event Company fails to accept such returns or to pay for such returns and/or the inventory is returned to MD, MD may destroy such inventory without liability. provided that no such destruction shall take place sooner than thirty (30) days following the mailing of a request, by certified or other receipted form of mail delivery, advising Company of MD's intention to destroy a stated number of copies absent written instructions from Company to the contrary.

10.  Warranties and Indemnification.

     10.1 Company Warranties. Company represents and warrants that:

          (a) it has all necessary rights and authority to execute and deliver this Agreement and perform its obligations hereunder. and to grant to MD all rights purported to be granted herein and nothing contained in this Agreement or in the performance of this Agreement will place Company, in breach of any other contract or obligation;

          (b) the Licensed Products and all other materials delivered to MD hereunder are and will be original to Company, except for (i) material in the public domain or (ii) material as in which permission has been obtained from the proprietary Tights owner for Company to grant rights to MD hereunder and for MD to perform to the full extent contemplated by this Agreement;

          (c) it has not granted and will not grant any Tight in the Licensed Products to any third party which are inconsistent with the rights granted to MD in this Agreement.

          (d) the Licensed Products and all other materials delivered to MD hereunder, the audiovisual aspects of the Licensed Products and any Company trademarks licensed to MD hereunder do not (i) invade the right of privacy of any third person; (ii) contain any libelous, obscene or otherwise unlawful material: (iii) infringe
               an), patent, (iv) infringe any statutory or common law copyright or (v) otherwise contravene any rights of any third person the Licensed Products do not contain ' any virus, Trojan horse, worm or other software routine or hardware component designed to permit unauthorized access, to disable, erase or otherwise harm software, hardware or data, or to perform any other such actions; and

          (e) the Licensed Products shall be Year 2000 Compliant. "Year 2000 Compliant" shall mean that the Licensed Products shall not experience any abnormality. malfunction or degradation in their operation simply as a result of changing date values in
                                               --------
               connection With moving from the 20th to the 21st Century.

     10.2  MD Warranties. MD represents and warrants that:
           --------------

           (a) it has all necessary rights and authority to execute and deliver thisAgreement and perform its obligations hereunder;

           (b) it shall not reverse engineer, reverse compile, or other-wise disassemble the software relating to the Licensed Products; and

           (c) it shall not sell, use, reveal, disclose or distribute the Licensed Products: or any component thereof, to any person. company or institution other than for the purposes set forth in this Agreement.

     10.3  Company Indemnification. Company shall indemnify and hold MD and any
           -------------------------
           purchaser of the Licensed Products from MD harmless against any loss,
                                                               -------
           liability, damage. cost or expense (including without limitation fees
                      -------
           and disbursements of counsel incurred by MD in any action or proceeding between Company and MID or between 'MD and any third party), judgments and other expenses arising out of any breach Or alleged breach by Company of this Agreement or an), covenant, representation or warrant), made by it herein, or otherwise arising out of the content of an), materials provided or prepared by Company with respect to the Licensed Products. MD shall be entitled to assume and control the defense and settlement of any such claim, and Company shall Provide reasonable cooperation and assistance in defending against any such claim. In addition to, and not in limitation of any other rights of MD. Company shall bear all costs and expenses incurred by MD as a result of the recall of an), Licensed Product necessitated by any breach or alleged breach of this Agreement or any covenant, representation or Warranty made by Company herein. Company shall consult in good faith with MD regarding the necessity for recalling any Licensed Product or providing substitute or supplemental materials prior to instituting such a recall, substitution or supplementation. MD shall have the right, in its sole discretion, to demand immediate reimbursement of all costs and expenses of any such actions or to charge them against Company's account.

     10.4  MD Indemnification. MD agrees to indemnify, hold harmless and defend
           --------------------
           Company against any loss, liability, damage, cost or expense (including without limitation fees and disbursements of counsel incurred by Company in any action or proceeding between Company and MD or between Company and any third party), judgments and other expenses relating to or arising out of any breach or alleged breach
                                                                -------
           by MD of this Agreement or any covenant, representation or warranty made by it herein. MD shall be entitled to assume and control the defense and settlement of any such claim. MD's obligation to indemnify is conditioned on Company notifying MD promptly of any claim as to which indemnification will be sought. The par-ties agree to provide each other with reasonable cooperation in the defense and settlement of any such claim.

11.  Confidentiality.

     Each party agrees to treat the terms and conditions of this Agreement as confidential information. In addition, each party ("Recipient") acknowledges that, pursuant to the terms of this Agreement, it will come into possession of certain financial information and records relating to the business of the other party ("Disclosure"). Recipient agrees that any such information shall be
                                -------
treated as the confidential property of Discloser. Recipient agrees that it shall take every reasonable precaution to safeguard the confidentiality of such information with the same degree of care that it so exercises to protect the confidentiality of its own proprietary information. Except as necessary to carry out or enforce the terms of this Agreement, such confidential information shall not be disclosed to others. Financial information provided or approved by Discloser for distribution without restriction to third parties, information already in Recipient's possession or in the public domain, or information received by Recipient from third parties whether authorized or not to divulge same, shall not be subject to this prohibition. Further. to the extent Recipient is lawfully required to disclose such confidential information in the context of any administrative or judicial proceeding, Recipient shall provide to Discloser prior written notice of such required disclosure and an opportunity to oppose or limit such disclosure.

12.  Use of Trademarks; Tradenames; and Copyrights

     12.1  Use by MD. MD hereby recognizes and concedes for all purposes that
           ----------
           any copyrights, trademarks, trade names, or identifying slogans affixed to, relating to, or contained in the Licensed Products as prepared pursuant to the terms of this Agreement, or any accompanying labels, containers and cartons, whether or not registered, constitute the exclusive property of Company or its licensors'. MD agrees that it shall only use, make reference to, or otherwise designate, either orally or in writing, Company's trademarks or its licensors' trademarks in the distribution of he Licensed Products, and shall not transfer such right to use, reference, and designate such trademarks to any other party. Upon termination of this Agreement in any manner provided herein, MD will cease and desist from using all Company copyrights, trademarks, trade names, or identifying slogans, and furthermore, MD will at no time adopt for use, without Company's prior written consent any word or mark which is similar to or likely to be confused with said identifying marks.

     12.2  Ownership by Company. MD shall not obtain or try to obtain for itself
           ---------------------
           anywhere in the world, any trademarks, trade names, copyrights or patents associated with the Licensed Products. MD acknowledges and agrees all such items are the exclusive property of Company or its licensors and agrees to immediately notify Company in writing of any actual or suspected infringement. MD acknowledges that all rights
                                                                      ------
           (including good Ail]) in Company's trademarks vest in Company and MD shall, if and when requested by Company, enter into a "user agreement" in the form reasonably required by Company without cost or charge to MD. MD agrees not to use any of Company's trademarks as any part of the name under which conducts its business; provided, however, that MD may refer to itself as an authorized distributor of The Licensed Products. MD agrees that it has or will acquire no right
                                                                           -----
           in Company's
           trademarks by virtue of its performance under this Agreement except for the limited rights of use as provided by this Agreement, and MD
                           ------
           acknowledges and agrees that it has no rip-ht to and shall not use. except as provided by this Agreement, any trademark consisting of or including Words, signs, color combinations, or other distinctive features identical with or similar to those used, applied for or registered by Company.

13.  General.

     13.1  Exclusion of Certain Damages. EXCEPT TO THE EXTENT OF ANY
           -----------------------------
           INDEMNIFICATION OBLIGATION FOR THIRD PARTY CLAIMS UNDER SECTIONS 10-
           3).AND 10.4, NEITHER PARTY SHALLUTINTIDER ANY CIRCUMSTANCES BE LIABLE TO THE OTHER PARTY FOR ANY INCIDENTAL, CONSEQUENTIAL, SPECIAL OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES ARISING OUT OF THIS AGREEMENT OR ITS TERMINATION, WHETHER FOR BREACH OF WARRANT OR.ANY OBLIGATION ARISING THEREFROM OR OTHERWISE, WHETHER LIABILITY IS ASSERTED IN CONTRACT OR TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY) AND IRRESPECTIVE OF WHETHER THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF ANY SUCH LOSS OR DAMAGE. EACH PARTY HEREBY WAIVES ANY CLAI.MS THAT THESE EXCLUSIONS DEPRIVE SUCH PARTY OF ANT ADEQUATE REMEDY.

     13.2  Notices. All notices or requests, including communications and
           --------
           statements which are required or permitted under he rems of this Agreement, shall be in writing and shall be sent by telex or facsimile, or sent by recognized commercial overnight courier, or mailed by United States registered or certified mail.

           Notices shall be effective upon receipt. Notices shall be sent to the parties at the following addresses:

           For MD:
                    Macmillan Distribution
                    Macmillan Publishing
                    201 West 1 03rd Street
                    Indianapolis, IN 46290
                    Attention: Doug Mills
                    FAX 4: (3 17) 5 81-4 92 0

           With a copy of notices to:

                    Legal Department
                    1633 Broadway
                    NewYork, NY 10019
                    Attention: General Counsel
                    FAX :~: (212) 654-7535

     For Company:

                    Sound Source Interactive
                    26115 Mureau Road, Suite B
                    Calabasas, CA 91302
                    Attn: Vincent Bitetti
                    FA.X4: (818) 878-0007

     13.3  Governing Law. THE VALIDITY OF THIS AGREEMENT, THE CONSTRUCTION OF
           --------------
           ITS TERMS AND THE ENITERPRETATION OF THE RIGHTS AND DUTIES OF THE PARTIES HERETO SHALL BE GOVERNED BY.,VMD CONSTRUED EN' ACCORDANCE WITH THE SUBSTANTIVE LAWS OF THE STATE OFNEW YORK, NOTW~JTHSTANDING THE APPLICATION OF ANY CHOICE OF LAW OR RULE TO THE CONTRARY. THE PARTIES AGREE TO SUBMIT TO THE EXCLUSIVE JUPJSDICTION OVER ALL DISPUTES HER.EU`.NDER IN THE FEDERAL AND STATE COURTS IN THE STATE OF NEW YORK LOCATED IN' NEW YORK COUNTY.

     13.4  Force Maieure. Neither party will be deemed in default of this
                 --------
           Agreement to the extent that performance of prevented by reason of any act of God, fire, natural disaster, accident, act of government, shortages of material or supplies or any other cause beyond the control of such party; provided that the party interfered gives the
                                                                     -----
           other written notice thereof within ten (10) working days of any such event or occurrence. In the event of such a Force Mailer, the time for performance or cure will be extended for a period equal to the duration of the Force Maieure, but not in excess of six (6) months.

     13.5  Captions. All indices, titles, subject headings, section titles and
           ----------
           similar items contained in this Agreement are provided for the purpose of reference and convenience only and are not intended to be inclusive, definitive or to affect the meaning, content or scope of this Agreement.

     13.6 Amendment. No amendment or modification of this agreement will be made except by an instrument in writing signed by both parties. of either party hereto to prosecute its right with respect to any single or continuing breach of this Agreement act as a waiver of the right of that party to later exercise any right or remedy granted hereunder with respect to that same or any other breach of this Agreement by the other party hereto.

     13.7  Relationship. The relationship between MD and Company with respect to
           --------------
           all matters relating to this Agreement, will be that of independent contractors. Each party agrees that under no circumstances is it an
                                   ------
           agent, partner, franchisor/franchisee or joint venturer of the other, and neither parry has or owes the other an), special or fiduciary responsibility. Each part), acknowledges that it is not relying on the other for legal advice of any kind and has had the opportunity to review this Agreement with legal counsel of its own choosing.

     13.8  Severability. If any provision of this Agreement is found invalid or
           --------------
           unenforceable pursuant to judicial decree, such provision shall be enforced to the maximum ex-tent permissible and the remainder of This Agreement shall remain in full force and effect according to its terms.

     13.9  Binding Agreement./Assignment. The parties intend to be bound only
           -------------------------------
           upon full execution of a written agreement and no negotiation, exchange of draft or partial performance shall be deemed to imp]y an agreement. This Agreement, upon execution by both parties, will be binding upon the parties hereto. This Agreement shall not be assigned by either party, nor its rights or obligations hereunder assigned or delegated, without the prior written consent of the other. Notwithstanding the provisions of the preceding sentence. MD may assign its rights or delegate its obligations under this Agreement
                      ------    --------
           without the consent of Company to any affiliated entity or to its successor or the transferee(s) of all or substantially all of its stock or all or substantially all of its business assets by reason of merger. consolidation or sales or exchange of assets or other
           -------                           --------
           corporate reorganization.

     13.10 Absence of Limitations. Nothing in this Agreement shall limit in any
                   ---------------
           way MD's right to undertake and carry out is development, publishing,
                    -----
           distribution and/or marketing of its own or other party's software products regardless of content or target market, including but not limited to products that may be competitive With the Licensed Products.

     13.11 Entire Agreement. This Agreement and the Schedules hereto (Which are
                  ----------
           incorporated herein by this reference) constitute the entire agreement between the parties and supersede all prior negotiations, understandings, correspondence and agreements with respect to the same subject matter.

     13.12 Survival. The pro-6sions of Sections 9.3, 10, 11, 12 and 13 shall
           ---------
           survive termination or expiration of this agreement.


Sound Source Interactive                   Macmillan Distribution

By: _________________________________      By: _________________________________

Title: ______________________________      Title: ______________________________

Date:  ______________________________      Date:  ______________________________

                                   SCHEDULE A

                               LICENSED PRODUCTS

[To Be Inserted]

                                   SCHEDULE B

                               STATEMENT TEMPLATE

[To Be Inserted)

                                   SCHEDULE C

                         CERTAIN PAYMENT TERMS DEFINED

Distribution Fee: an amount equal to (i) twelve percent (12%) of Gross Revenue
-------------
for the Licensed Products for the month, (representing a 6% distribution fee and a 6% affiliate management fee) less (ii) eight percent (8%) of the Returns
                                         ------
Credit for the Licensed Products for such month (the "Distribution Returns Credit").

Authorized Deductions:
----------------------

       i. the reserve for anticipated returns as provided for in Paragraph 6.3, against which actual returns shall be applied;

      ii.  the price protection or stock balancing credit described in Paragraph
           6.5. if any, for credits granted in the preceding month;

     iii. the amount of costs associated with inventory and fulfillment, as set forth in Paragraph 6. 1;

      iv. an amount equal to actual bad-debt write-offs taken by MD for sales of Licensed Product in the preceding months; and

       v. the amount of any other deduction approved by Company (such as promotional expenses or cooperative expenses set forth in Paragraph 4.6) that the parties have agreed shall be paid for or Credited by
                                      ------
           Company which approved deduction shall be taken by MD in the month in which such expenses are actually paid by MD or otherwise credited to customers.

Return Reserve: Seventeen and one half percent (17.5%) of Gross Revenues.
--------------

                                   SCHEDULE D

MACMILLAN DISTRIBUTION

1998 TERMS AND CONDITIONS
Distributor Program

Payment Terms:        Net 60 days from invoice date.

Distribution Rights:  North America only. The Company Vice President of Sales must approve distribution beyond these areas, in writing.

Minimum Order:        (1) case-pack

Discounts:            MACMILLAN DISTRIBUTION reserves the right to decide, in
                      its sole discretion, at any time, which distributors it shall sell its products through and whether any entity qualifies or continues to qualify as a distributor. Two additional discounts will be offered to distributors in exchange for specific services listed below:

A.  Distributor services discount of 3% off net software purchases (net software
    -----------------------------------
        purchases are defined as: purchases less returns). This discount is identified on each invoice and reflects the distributor services including, one or more of, but not limited to, the following:

                      [_]   Advertising co-op assistance
                      [_]   Electronic ordering (EDI)
                      [_]   Mix assistance
                      [_]   Pre-ticketing
                      [_]   Plan-o-gramming
                      [_]   Shipping and/or storage charges

             To receive this discount, distributor must provide MACMILLAN DISTRIBUTION with the following reports on a monthly basis within 10 business days from the close of each month:

                      [_]   Inventory report with net sales by sku

                      [_]   Net sales report by customer and by sku

     If the distributor fails to provide these reports within the required time, MACMILLAN DISTRIBUTION at its sole discretion can chargeback the distributor the total discount dollar amount given for that period.

     B.   Racking Services discount of 6% off net software purchases (net
          -------------------------------
          software purchases are defined as: purchases less returns), will only be credited to distributors for sales to those retail accounts-to which-distributor provides full racking services.

          To receive credit for the racking service, the distributor must supply MACMILLAN DISTRIBUTION with a written request for each account (and all included products) that they are providing racking services to. MACMILLAN DISTRIBUTION reserves the right to require proof of performance for all racking claims. Credit for all racking claims will be issued within 30 days following the close of the month provided that MACMILLAN DISTRIBUTION receives the monthly reports outlined in paragraph "A" of the section entitled "Discounts" above. Credits are based on monthly net units to customers for which racking services were provided, reflected on the monthly reports, calculated at the distributor's net cost. THERE WILL BE NO DEDUCTIONS FROM INVOICE FOR RACKING DISCOUNTS.

     Please note, MACMILLAN DISTRIBUTION defines racking as monthly, in-store personnel providing physical inventory management of MACMILLAN D7STRIBUTTGN skus.

Freight Policy:      F.O.B. destination via surface carrier,- retailer can
                     upgrade freight at their expense.

Defective Returns:   Please follow the procedure listed below:

     .    100% with MD approval.
     .    Freight F.O.B. origin.
     .    Returns must be received within 60 days of RA authorization.

Non-Defective Returns:

     .    1 for 1 stock balancing with MD approval.
     .    Order must be received within 30 days of RA approval.
     .    Freight F.O.B. Destination.
     .    Return must be received within 60 days of RA authorization.

Price Changes:

     .    There will be a 30-day written notice of the pending price change.

     . Return requests must be in writing and should be faxed to MACMILLAN DISTRIBUTION, Attn: David Ellis at (317) 8177287.

     . Upon review and approval, an RA form will be sent to you. No deductions are allowed against open invoices or from invoice payments. Use the RA form we provide and return to the MACMILLAN DISTRIBUTION designated warehouse: MACMILLAN DISTRIBUTION, c/o Macmillan Returns Department, 135 South Mt. Zion Road, Lebanon IN 46052.

     .    Returns must be received within 60 days of R.A authorization.

     .    Freight for returns must be prepaid.

     . Unauthorized returns will be refused. Returns of non-MACMILLAN DISTRIBUTION product will be refused. Returns sent freight collect will be refused.

Price Changes: MACMILLAN DISTRIBUTION reserves the right to change the price it charges its customers for any product (sku). UPON WRITTEN NOTIFICATION OF A PRICE CHANGE THAT IS A REDUCTION, MACMILLAN DISTRIBUTION will provide price protection for existing inventories at each retailer (in-store and warehouse inventory). All requests for price protection must be received within 90 days from the written notification date with appropriate proof of inventory. Proof of inventory will be a report generated by the customer that reflects their current inventory position at the time the request is made. MACMILLAN DISTRIBUTION reserves the right, at its sole discretion, to audit the customer's inventory records.

Discounts:     EDI
               ---
               MACMILLAN DISTRIBUTION offers retailers a discount of 1 % off net software purchases (net software purchases are defined as:
               purchases less returns) in exchange for electronic ordering/ reporting (EDI). To receive the EDI discount, retailer must also provide MACMILLAN DISTRIBUTION with an inventory report with net sales by sku on a weekly or monthly basis within 10 business days from the close of each month.

               Retail Distribution Center (RDC) Discount Program
               -------------------------------------------------
               MACMILLAN DISTRIBUTION offers qualifying retailers a discount of 2% off net software purchases (net software purchases are defined as: purchases less returns). To qualify for this program, the following qualifications must be met:

          Retailer must maintain a distribution center with truck-height loading and receiving dock capable of receiving multiple cartons on skids.

          Retailer must order in carton quantities.

          Retailer must order a minimum of 12 cartons per order.

          Retailer must provide MACMILLAN DISTRIBUTION with an inventory report with net sales by sku on a weekly or monthly basis within 10 business days from the close of each month.

          A retail distribution center can service any number of retail locations. Retailers also have the option of supplementing retail distribution center orders with orders at our standard terms.

       Contact your sales representative for participation request form.

     The EDI and RDC discounts are credited following the close of each MACMILLAN DISTRIBUTION fiscal month.

SCHEDULE D Continued

MACMILLAN DISTRIBUTION
1999 TERMS AND CONDITIONS
Retailer Program

Payment Terms:   Net 60 days from invoice date.

Minimum Order:   No minimum order quantities.

Freight Policy:  F.O.B. destination via surface carrier; retailer may upgrade freight at their expense. It is the customer's responsibility to notify MACMILLAN DISTRIBUTION of any deadlines, special handling or invoicing requests. All claims for damaged shipments must be made within seven days of receipt of merchandise by all consignees * to MACMILLAN DISTRIBUTION Customer Service and to the delivering carrier.

Defective Returns: Please follow the procedure listed below:

          Return requests must be in writing and should be faxed to:
          MACMILLAN Distribution Attn: David Ellis at (317) 817 - 7287.

          Upon review and approval, a RA form will be sent to you. Use the RA form we provide and return to the MACMILLAN DISTRIBUTION designated warehouse: MACMILLAN DISTRIBUTION, c/o Macmillan Returns Department, 135 Mt. Zion Road, Lebanon IN 46052.

          Returns must be received within 60 days of R.A- authorization.

          MACMILLAN DISTRIBUTION will pay freight on defective returns.

          Unauthorized returns will be refused. Returns of non-MACMILLAN DISTRIBUTION product will be refused.

Returns: Retailers may return legitimate overstock of product which was purchased directly from MACMILLAN DISTRIBUTION with approval from MID management.

          Request for the price change credit must be received within 90 days of notice.

SCHEDULE E

-----------------------------------------------------------------------------------------------------------------------------------
ACCOUNT                   PROGRAM    DISCOUNT / FEE                   PAYMENT         COMMENTS
Discounts (Invoice                                                    METHOD
Item)
-----------------------------------------------------------------------------------------------------------------------------------
Distributors              T & C'S    3% Net                           Credit          Gross less returns monthly
-----------------------------------------------------------------------------------------------------------------------------------
Distributors              T & C'S    6% Gross                         Credit          Detailing; reports required
-----------------------------------------------------------------------------------------------------------------------------------
Direct Retailers          T & C'S    2% Net                           Credit          Warehousing
-----------------------------------------------------------------------------------------------------------------------------------
Direct Retailers          T & C'S    1% Net                           Credit          EDI Ordering
-----------------------------------------------------------------------------------------------------------------------------------
GT Interactive            Standard   60% of Net                       Invoice
-----------------------------------------------------------------------------------------------------------------------------------
Toys R Us                 Standard   90% of Net                       Invoice         10% for Detailing
-----------------------------------------------------------------------------------------------------------------------------------
Beamscope*                Standard   92% of Net or Parity Pricing     Invoice
-----------------------------------------------------------------------------------------------------------------------------------
Ingram Micro Canada*      Standard   92% of Net or Parity Pricing     Invoice
-----------------------------------------------------------------------------------------------------------------------------------
MultiMicro*               Standard   92% of Net or Parity Pricing     Invoice
-----------------------------------------------------------------------------------------------------------------------------------
EB Canada*                Standard   92% of Net or Parity Pricing     Invoice         Typically older Parity priced
-----------------------------------------------------------------------------------------------------------------------------------
Major Connections         Standard   40% of Street                    Invoice
-----------------------------------------------------------------------------------------------------------------------------------
AOL                       Standard   35% of Street                    Invoice
-----------------------------------------------------------------------------------------------------------------------------------
Library Video             Standard   Buy 4, Get 1 Free                Invoice
-----------------------------------------------------------------------------------------------------------------------------------
Scholastic                Standard   35% of Street                    Invoice
-----------------------------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
Fees (Co-op)
-----------------------------------------------------------------------------------------------------------------------------------
Office Max                Standard   5% Co-op Pass Through; 2 1/2%    Pass-Through    Product specific advertising is not paid by
                                     Detailing                                        the 5% fee
-----------------------------------------------------------------------------------------------------------------------------------
Staples                   Standard   5% Co-op Pass Through;2% PM      Pass-Through    Product specific advertising is not paid by
                                     Funds                                            the 5% fee
-----------------------------------------------------------------------------------------------------------------------------------
Staples                   Standard   $5,000-$15,000 Slotting Per      Pass-Through    Fee based upon tnix size
                                     Title
-----------------------------------------------------------------------------------------------------------------------------------
AAFES                     Standard   10% of Gross Purchases           Pass-Through    Detailing stores
-----------------------------------------------------------------------------------------------------------------------------------
Wal-Mart Canada           Standard   $500 CDN/$350 US (est)           Pass-Through    Slotting fee / sku  / month
-----------------------------------------------------------------------------------------------------------------------------------
Toys "R" Us Canada*       Standard   $500 CDN/$350 US (est)           Pass-Through    Slotting fee / sku  / month
-----------------------------------------------------------------------------------------------------------------------------------
Business Depot*           Standard   $25 CDN/$17.50 US (est)          Pass-Through    Slotting fee / facing /  store / one time
                                                                                      (per store)
-----------------------------------------------------------------------------------------------------------------------------------
Future Shop (Merisel)*    Standard   $500 CDN/$350 US (est)           Pass-Through    Slotting fee / sku  / month
-----------------------------------------------------------------------------------------------------------------------------------
Toys "R" US               Standard   5% Co-op Accrual                 Credit          Issued quarterly as Co-op expense
-----------------------------------------------------------------------------------------------------------------------------------
Office Depot              Standard   7% Co-op Pass Through            Pass-Through    Issued quarterly
-----------------------------------------------------------------------------------------------------------------------------------
Fry's                     Standard   3% Co-op Pass Through            Pass-Through    Product specific advertising is not paid by
                                                                                      the 5% fee
-----------------------------------------------------------------------------------------------------------------------------------
Electronics Boutique      Standard   $1,500 Sell Through Reporting    Pass-Through    Product specific advertising is not paid by
                                                                                      the 5% fee
-----------------------------------------------------------------------------------------------------------------------------------

Notes

A) These discounts/fees are required to sell into the respective accounts.
B) It is likely that the requirements in any given program can be changed yearly (if this occurs, we will prvide an update to te program)
C) Parity Pricing In Canada is at the sole discretion of the publisher and can vary from title to title, the 92% of Net is not in addition to PP is required if PP is not offered
D) Canadian accounts are noted with an (*)

Approval

____________________
Publisher

____________________
Name

____________________                  __________________
Signed                                Date